Exhibit 23.2

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-44713 of Community National Bank on form S-8 of our report dated June 27, 2002, appearing in this Annual Report on Form 11-K/A of Community Bancorp. and Designated Subsidiaries Retirement Savings Plan for the year ended December 31, 2001.

/s/ A.M. Peisch & Company, LLP

August 21, 2003

Colchester, Vermont

VT Reg. No 92-0000102